UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2021

ENABLE MIDSTREAM PARTNERS, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36413	72-1252419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 West Sheridan Avenue, Suite 1500

Oklahoma City, Oklahoma 72102

(Address of principal executive offices)

(405) 525-7788

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	ENBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Credit Agreements

On December 2, 2021, Enable Midstream Partners, LP (the “Partnership”) completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 16, 2021, by and among Energy Transfer LP (“Energy Transfer”), Elk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“LP Merger Sub”), Elk GP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Energy Transfer (“GP Merger Sub”), the Partnership, Enable GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), solely for the purposes of Section 2.1(a)(i) therein, LE GP, LLC, a Delaware limited liability company and sole general partner of Energy Transfer, and, solely for the purposes of Section 1.1(b)(i) therein, CenterPoint Energy, Inc., a Texas corporation (“CNP”) (the “Merger Agreement”), including (i) the merger of LP Merger Sub with and into the Partnership (the “LP Merger”), with the Partnership surviving the LP Merger as a wholly owned subsidiary of Energy Transfer (the “Surviving Entity”), and (ii) the merger of GP Merger Sub, with and into the General Partner (the “GP Merger” and, together with the LP Merger, the “Mergers”). In connection with the closing of the Mergers, Energy Transfer, or one or more of its subsidiaries, on behalf of the Partnership, repaid in full all outstanding indebtedness and the Partnership terminated all remaining commitments and other obligations under (i) that certain Term Loan Agreement, dated as of January 29, 2019, among the Partnership as borrower, the lenders party thereto, and Bank of America, N.A., as administrative agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Term Loan Agreement”), (ii) that certain Second Amended and Restated Revolving Credit Agreement, dated as of April 6, 2018 among the Partnership as borrower, the lenders party thereto and Citibank N.A., as administrative agent (together with the Term Loan Agreement, the “Credit Agreements”) and (iii) the Partnership’s commercial paper program. The Partnership did not incur any material early termination penalties or premiums as a result of the repayment and termination of the Credit Agreements and outstanding commercial paper obligations.

Secondment Arrangement

On December 2, 2021, in connection with the closing of the Mergers, the Partnership, and the General Partner, as applicable, terminated agreements and arrangements entered into with OGE Energy Corp. (“OGE”) pursuant to which employees of OGE or its affiliate provided services to the Partnership, the General Partner or their respective subsidiaries as seconded employees. As of such time of termination, Energy Transfer or its applicable affiliates extended offers of employment to certain eligible employees seconded to the Partnership, the General Partner or their respective subsidiaries, and offered such employees eligibility to participate in the benefit plans of Energy Transfer or its applicable subsidiaries. The Partnership, the General Partner or their applicable subsidiary have agreed to remain responsible for any Termination Costs and Severance Costs (as defined in the applicable secondment arrangement) of each seconded employee who does not become an employee of the Partnership, the General Partner or any of their subsidiaries prior to the effectiveness of the Mergers, to the extent such Termination Costs and Severance Costs are the obligation of the Partnership, the General Partner or their applicable subsidiary or successor pursuant to the terms of the applicable secondment arrangement. Charges, costs, expenses or liabilities associated with certain OGE retirement plans, including certain OGE pension plans, retiree medical programs, retiree insurance programs, and other employee benefit plans, are specifically excluded from such Termination Costs and Severance Costs under the terms of the applicable secondment arrangement, and will be retained by OGE per the terms of the applicable arrangement.

Affiliate Agreements

On December 2, 2021, in connection with the closing of the Mergers and pursuant to the terms of the Merger Agreement, the Partnership terminated the agreements described below amongst the Partnership, CNP, OGE (and, together with CNP, the “Sponsors”) and certain of their affiliates (collectively, the “Affiliate Agreements”). Immediately prior to the closing of the Mergers, CNP owned 53.7% of the outstanding common units representing limited partner interests in the Partnership (the “Partnership Common Units”) and 100% of the 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Unit (the “Series A Preferred Units”). Immediately

prior to the closing of the Mergers, OGE owned 25.5% of the outstanding Partnership Common Units. The termination of the Affiliate Agreements will not result in any material early termination penalties to any of the parties thereto.

Services Agreements

In connection with the Partnership’s formation in May 2013, the Partnership entered into separate services agreements with each of the Sponsors pursuant to which (i) the Sponsors provided certain administrative services to the Partnership that were generally consistent with the level and type of services the Sponsors provided to each of their respective businesses prior to the Partnership’s formation and (ii) the Partnership reimbursed the Sponsors for direct expenses or, where direct expenses could not be reasonably determined, allocated costs. The initial term of the agreements ended on April 30, 2016, and the agreements had been continuing on a year-to-year basis.

OGE Registration Rights Agreement

In connection with the Partnership’s initial public offering, the Partnership entered into a registration rights agreement with CenterPoint Energy Resources Corp., OGE Enogex Holdings LLC and Enogex Holdings LLC. Under the agreement, affiliates of the Sponsors received certain demand and “piggyback” registration rights, and the Partnership agreed to pay certain expenses in connection with such registration rights.

CNP Registration Rights Agreement

At the closing of the private placement of the Series A Preferred Units, the Partnership entered into a registration rights agreement with CNP, pursuant to which, among other things, CNP received certain registration rights with respect to the resale of the Series A Preferred Units and any other series of preferred units or Partnership Common Units that were issuable upon conversion of the Series A Preferred Units.

Omnibus Agreement

In connection with the formation of the Partnership in May 2013, the Partnership entered into an omnibus agreement with the Sponsors and Enogex Holdings LLC that primarily addressed competition restrictions on the Sponsors. Under the agreement, both Sponsors were prohibited from (subject to certain exceptions), directly or indirectly, owning, operating, acquiring or investing in any business engaged in midstream operations located within the United States, other than through the Partnership, for so long as either CNP or OGE holds any interest in the General Partner or at least 20% of the Partnership Common Units.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

Pursuant to the Merger Agreement, and subject to the terms and conditions therein, CNP contributed, assigned, transferred, conveyed and delivered to Energy Transfer, and Energy Transfer acquired, assumed, accepted and received from CNP, all of CNP’s right, title and interest in each Series A Preferred Unit representing a limited partner interest in the Partnership issued and outstanding at such time in exchange for 0.0265 of a newly issued Series G Preferred Unit issued by Energy Transfer, which Series G Preferred Units are designated as 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units.

In connection with the completion of the LP Merger, Partnership common unitholders received, for each Partnership Common Unit they owned as of immediately prior to the Effective Time, 0.8595 of a common unit representing limited partner interests in Energy Transfer (the “Energy Transfer Common Units”) (the “LP Merger Consideration”). In connection with the completion of the GP Merger, holders of General Partner limited liability company interests received cash in the amount of $10 million in the aggregate (together with the LP Merger Consideration, the “Merger Consideration”). No fractional Energy Transfer Common Units were issued. All fractional Energy Transfer Common Units that a holder of Partnership Common Units would otherwise have been entitled to receive were aggregated and then, if a fractional Energy Transfer Common Unit resulted from the aggregation, rounded up to the nearest whole Energy Transfer Common Unit.

The foregoing summary of the Merger Agreement and Mergers does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2021 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Mergers, the New York Stock Exchange (the “Exchange”) was notified that each outstanding Partnership Common Unit was converted into the right to receive the Merger Consideration described above, subject to the terms and conditions of the Merger Agreement. The Partnership requested that the Exchange file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Partnership Common Units. The Partnership Common Units ceased being traded following the close of trading on December 2, 2021 and will no longer be listed on the Exchange. Furthermore, the Partnership intends to file with the SEC a Form 15 requesting that the reporting obligations of the Partnership under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

LP Merger

In connection with the LP Merger, at the Effective Time (as defined in the Merger Agreement):

•

each Partnership Common Unit issued and outstanding immediately prior to the Effective Time (other than the Partnership Common Units held directly by Energy Transfer, LP Merger Sub or GP Merger Sub immediately prior to the Effective Time) was converted into the right to receive 0.8595 (the “Exchange Ratio”) of a common unit representing a limited partner interest in Energy Transfer;

•	the Partnership Incentive Distribution Rights outstanding immediately prior to the Effective Time were automatically cancelled and have ceased to exist; and

•

the non-economic general partner interest in the Partnership is unchanged and remains outstanding as a non-economic general partner interest in the General Partner surviving the GP Merger as a direct wholly owned subsidiary of Energy Transfer and the General Partner is continuing as the general partner of the Surviving Entity.

GP Merger

In connection with the GP Merger, at the Effective Time:

•

all of the limited liability company interests of the General Partner issued and outstanding as of immediately prior to the Effective Time were converted into and will thereafter represent the right to receive $10,000,000 in the aggregate, which were allocated among the members of the General Partner in the amounts and to such accounts as designated in the Merger Agreement; and

•	Energy Transfer was admitted as the sole member of the General Partner.

Treatment of Partnership Equity Awards

On December 2, 2021, at the Effective Time, each award of phantom units that corresponded to Partnership Common Units and vested solely based on the passage of time, whether vested or unvested, that was outstanding immediately prior to the Effective Time, was assumed by Energy Transfer and converted into an ET restricted unit award (or in the case of seconded employees, an equivalent cash settled award) on the same terms and conditions with respect to Energy Transfer Common Units equal to the product obtained by multiplying (x) the number of

Partnership Common Units subject to such Partnership phantom unit award immediately prior to the Effective Time by (y) the Exchange Ratio, rounded up or down to the nearest whole Energy Transfer Common Unit. Each converted restricted unit award is subject to the same terms and conditions (including as to vesting, distribution equivalent rights and issuance) as were applicable to the Partnership phantom unit award immediately prior to the Effective Time.

On December 2, 2021, at the Effective Time, each award of performance units that corresponded to Partnership Common Units that were outstanding and unvested as of the Effective Time, was measured as to performance as of the Effective Time (or a date reasonably proximate thereto) and was assumed by Energy Transfer and converted into ET restricted unit awards (or in the case of seconded employees, equivalent cash settled awards) based on the higher of actual performance or target (“Earned Performance Unit”) (except with respect to awards of performance units granted in 2021 the number of Earned Performance Units was equal to the target number of units granted, regardless of performance). Following the conversion, the awards will continue to have distribution equivalent rights and be eligible to vest solely based on continued service at the end of the performance period that was originally applicable thereto; provided, however, that the Earned Performance Units will continue to vest upon a “qualifying termination” and, to the extent applicable, will incorporate the provisions related to termination due to “retirement,” as provided in the Partnership phantom unit awards. The number of Energy Transfer Common Units subject to the converted restricted unit awards was equal to the number of Earned Performance Units with respect to the corresponding award of performance units, multiplied by the Exchange Ratio, rounded up or down to the nearest whole Energy Transfer Common Unit. Any performance units that corresponded to Partnership Common Units that were not Earned Performance Units were automatically cancelled for no consideration.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the Mergers, a change in control of the Partnership occurred on December 2, 2021, and the Partnership is now a direct wholly owned subsidiary of Energy Transfer.

Energy Transfer’s source of funds for the Merger Consideration included cash on hand.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

At the Effective Time of the Mergers, each of Rodney J. Sailor, Deanna J. Farmer, John P. Laws, Mark C. Schroeder, Frank Antoine Jr. and Tom Levescy, and all directors of the General Partner ceased to serve as officers and directors of the General Partner.

Item 7.01	Regulation FD Disclosure.

On December 2, 2021, the Partnership and Energy Transfer issued a joint press release announcing the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 16, 2021 by and among Energy Transfer LP, Elk Merger Sub LLC, Elk GP Merger Sub LLC, Enable Midstream Partners, LP, Enable GP LLC, solely for purposes of Section 2.1(a) therein, LE GP, LLC and, solely for purposes of Section 1.1(b)(i), CenterPoint Energy, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Enable Midstream Partners, LP on February 17, 2021)*

99.1	Joint Press Release of Energy Transfer LP and Enable Midstream Partners, LP dated December 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2021

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
Name:	J. Brent Hagy
Title:	Vice President, Deputy General Counsel and Secretary